EXECUTION VERSION

COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 30, 2011 among DYNAMICS RESEARCH CORPORATION, a Massachusetts corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER IDENTIFIED AS “GRANTORS” ON THE SIGNATURE PAGES HERETO and EACH ADDITIONAL GRANTOR that may become a Grantor hereunder after the date hereof (such Subsidiaries, such Additional Grantors and the Borrower, individually, a “Grantor”, and collectively, the “Grantors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement identified below).

PRELIMINARY STATEMENTS

Pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to make Credit Extensions to the Borrower upon the terms and subject to the conditions set forth therein; and this Agreement is required by the terms of the Credit Agreement.

Pursuant to the terms of the Guaranty, certain Subsidiaries of the Borrower who are also parties hereto have guaranteed the payment and performance of the Obligations.

It is a condition precedent to the obligation of the Lenders to make Credit Extensions to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make Credit Extensions to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1.           Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in the UCC:  Accession, Account, Account Debtor, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Depositary Bank, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Issuer, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.  In addition, the following terms shall have the meanings set forth below:

“Additional Grantor” means each Subsidiary of the Borrower, which hereafter becomes a Grantor pursuant to Section 21 (as required pursuant to Section 6.12 of the Credit Agreement).

“Assignment Documents” means, collectively, the assignments and notices of assignment executed by a Grantor pursuant to the Assignment of Claims Act or any similar or analogous Laws with respect to any Government Contract to which such Grantor is a party, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

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“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C.  Section 3737, and 31 U.S.C. Section 3727 and including all amendments thereto and regulations promulgated thereunder) and Federal Acquisition Regulation Subpart 32.8.

“Collateral” has the meaning provided in Section 2.

“Controlled Person” has the meaning provided in Section 4(b)(i).

“Copyright License” means any agreement now or hereafter in existence naming any Grantor as licensor or licensee granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means collectively, all of the following of any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (b) all extensions, and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

 “Excluded Deposit Account” means, collectively, (a) all Deposit Accounts established solely for the purpose of funding payroll and other compensation and benefits to employees and (b) so long as no Event of Default has occurred and is continuing and after a request by the Administrative Agent for the provision of control agreements with respect to Deposit Accounts pursuant to Section 4(b)(i), Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which a control agreement has not been obtained (other than those specified in clause (a)), do not exceed $250,000 at any time.

“Excluded Equity” means any rights of any Grantor in any stock that is entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations) and is issued by a CFC, but only to the extent such rights are in excess of 65% of the total combined voting power of all classes of stock of such CFC; provided that if as a result of any change in Section 957 of the Code or any other applicable Law on or after the date hereof, a pledge of a percentage greater than 65% could not reasonably be expected to cause any material adverse tax consequences, then such percentage greater than 65% of the issued and outstanding Equity Interests of such CFC entitled to vote shall immediately cease to be “Excluded Equity” and shall be deemed Collateral for purposes of this Agreement.  As used herein, “CFC” means any First-Tier Foreign Subsidiary that is a “controlled foreign corporation” (as defined in Section 957 of the Code).

 “Intellectual Property” means collectively, all of the following of any Grantor: (a) all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, inventions, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses,

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Trademarks and Trademark Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

“Patent License” means any agreement now or hereafter in existence, whether written, implied or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents” means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, patent disclosures, patentable inventions and patent applications anywhere in the world, (b) all improvements thereto, reissues, continuations (in whole or in part), divisionals, reexaminations and renewals and extensions of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Pledged Equity” means, as to each Grantor, all of the issued and outstanding Equity Interests of each Domestic Subsidiary and each First-Tier Foreign Subsidiary in which such Grantor has any right, title or interest, together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, (including, but not limited to, (x) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof and (y) in the event of any consolidation or merger involving the Issuer thereof and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor); provided that Pledged Equity shall not include any Excluded Equity.

“Restricted Securities Collateral” has the meaning provided in Section 6(d)(ii).

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Trademark License” means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means collectively all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos, other business identifiers, together with translations, adaptations, derivations and combinations thereof, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, (b) all extensions and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

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With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:  (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (x) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (xii) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (xiii) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.  Whenever any provision contained in this Agreement refers to the knowledge (or an analogous phrase) of any Grantor, such words are intended to signify that such Grantor (or any Responsible Officer of such Grantor) has actual knowledge or awareness of a particular fact or circumstance or that such Grantor (or any Responsible Officer of such Grantor), if it had exercised reasonable and customary diligence, would have known or been aware of such fact or circumstance.

2.           Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations (as defined in the Credit Agreement, but also expressly including all Guaranteed Obligations (as defined in the relevant Guaranty) of each Guarantor), each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a)           all Accounts;

(b)           all cash and currency;

(c)           all Chattel Paper;

(d)           all Commercial Tort Claims identified on Schedule 2(d) hereto;

(e)           all Deposit Accounts;

(f)           all Documents;

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(g)           all Equipment;

(h)           all Fixtures;

(i)           all General Intangibles;

(j)           all Instruments;

(k)           all Intellectual Property;

(l)           all Inventory;

(m)           all Investment Property;

(n)           all Letter-of-Credit Rights;

(o)           all Goods not otherwise described above; and

(p)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to, and the Collateral shall not include, the following (collectively, “Excluded Property”):  (a) all Excluded Equity, (b) any right, title or interest in any permit, lease, contract, license, Equity Interest or any contractual obligation entered into by any Grantor (i) that validly prohibits the creation by such Grantor of a security interest thereon or requires the consent of any Person other than the Borrower and its Affiliates which consent has not been obtained as a condition to the creation of such security interest or which would be breached or give any party the right to terminate it as a result of creation of such security interest or (ii) to the extent that any requirement of Law applicable thereto prohibits the creation of a security interest  thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of Law, (c) any Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a purchase money Lien or a Capital Lease permitted to be incurred or outstanding pursuant to the Credit Agreement if the contract or other agreement in which such Lien is granted or the documentation providing for such purchase money Lien or Capital Lease, as applicable, validly prohibits the creation by such Grantor of a security interest or Lien thereon or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other security interest or Lien on such property or if such contract or other agreement would be breached or give any party (other than the Grantors or an Affiliate of the Grantors) the right to terminate it as a result of creation of such security interest or Lien, (d) any Secured Hedge Agreement between any Grantor and any Secured Party, (e) so long as no Event of Default has occurred and is continuing, any leasehold interest of any Grantor, (f) so long as no Event of Default has occurred and is continuing, any real property owned by any Grantor that is not Material Real Property, or (h) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent that and during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law (it being agreed and acknowledged that, upon the filing and acceptance of any such “Statement of Use” or “Amendment to Allege Use”, such application shall no longer be Excluded Property); provided that (i) to the extent that any property constitutes “Excluded Property” due to the failure of a Grantor to obtain consent as described in

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clauses (b) and (c) above, such Grantor shall use its commercially reasonable efforts to obtain such consent, and, upon obtaining such consent, such property shall cease to constitute “Excluded Property”, (ii) “Excluded Property” shall not include any Proceeds, substitutions or replacements of any Excluded Property unless such Proceeds, substitutions or replacements would constitute Excluded Property and (iii) if any Excluded Property would have otherwise constituted Collateral, then immediately upon such property ceasing to constitute Excluded Property for any reason, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

Each of the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising.

3.           Representations and Warranties.  Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)           Ownership.  Each Grantor is the legal and beneficial owner of its Collateral free and clear of any Lien (other than Permitted Liens) and has the right to pledge, sell, assign or transfer the same.  There exists no Adverse Claim with respect to the Pledged Equity of such Grantor.  No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens.

(b)           Security Interest; Priority.  This Agreement creates a valid security interest in the Collateral of such Grantor in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, free and clear of all Liens (other than Permitted Liens).  The security interests granted pursuant to this Agreement shall constitute valid and perfected first priority security interests (subject to Permitted Liens) in all of the Collateral (including all un-certificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities) to the extent such security interests can be perfected as follows: (i) upon the filing by the Administrative Agent, for the benefit of the Secured Parties, of UCC financing statements (which are in appropriate form and describe the Collateral) with the appropriate offices in the appropriate states, of the Collateral with respect to which a security interest can be perfected by filing one or more financing statements, (ii) upon the taking of possession, delivery or control by the Administrative Agent, for the benefit of the Secured Parties, of the Collateral with respect to which a security interest can be perfected only by possession, delivery or control under the terms of the UCC or (iii) upon the taking of “control” (as defined in Section 9-104 of the UCC) of any Collateral consisting of Deposit Accounts or Securities Entitlements or held in Securities Accounts, by the execution and delivery of control agreements by the applicable Grantor, the applicable Depository Bank or Securities Intermediary and the Administrative Agent, granting control to the Administrative Agent, for the benefit of the Secured Parties, over such Collateral.  There are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict the grant of a Lien pursuant to this Agreement on such Pledged Equity, the perfection of such Lien or the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement.

(c)           Places of Business; Acquisitions; Mergers; Tradenames.  As of the Closing Date, (i) the chief executive office of each Grantor and the office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3(c) under such Grantor’s name and (ii) except as disclosed on Schedule 3(c) under such Grantor’s name, no Grantor has (A) acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the past five years, (B) been party to a merger, consolidation or other change in structure or used any tradename during the five years prior to the

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Closing Date or (C) any other places of business except those set forth on Schedule 3(c) under such Grantor’s name.

(d)           Types of Collateral.  None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes, (v) standing timber, (vi) aircraft, airframe, aircraft engine, aircraft lease or any other related property or (vii) any other interest in or to any of the foregoing.

(e)           Accounts.  To the knowledge of the Responsible Officers of each Grantor, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts, taken as a whole. Except as set forth on Schedule 3(e), as of the date hereof, none of the Accounts is evidenced by a promissory note or other Instrument (other than a check).  To the extent such Accounts, promissory notes or other evidence of indebtedness constitutes Collateral for purposes hereof, such Collateral has been pledged to the Administrative Agent, for the benefit of the Secured Parties, in accordance with the terms hereof.

(f)           Deposit Accounts; Securities Accounts.  As of the Closing Date, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts and all Excluded Deposit Accounts), Securities Accounts and lockboxes owned by each Grantor are listed on Schedule 3(f) hereto together with (i) the owner of each account, (ii) the name and address of the financial institution or securities broker where such accounts are located, (iii) account numbers and (iv) the purpose or use of each account.

(g)           Equipment; Inventory.  As of the Closing Date, all Collateral consisting of Inventory and Equipment (whether now owned or hereafter acquired) (other than motor vehicles) is (or will be) located at the locations identified on Schedule 3(g), except as otherwise permitted hereunder. Except as set forth on Schedule 3(g), with respect to any Equipment or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment or Inventory to the extent such Equipment is not leased by such Grantor as a lessee or such Equipment or Inventory is not in transit with common carriers.  Except as could not reasonably be expected to have a Material Adverse Effect, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects.  To the knowledge of the Responsible Officers of each Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory.  The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

(h)           Instruments; Documents; Tangible Chattel Paper; Investment Property. As of the Closing Date, Schedule 3(h) sets forth all Instruments, Documents, Tangible Chattel Paper and Investment Property (including with respect to all Pledged Equity, the total number of shares outstanding, the number of shares issued to each applicable Grantor and the percentage ownership of each applicable Grantor), in each case, as issued to or held by each Grantor. All (i) Equity Interests in any Issuer (to the extent such Issuer is a corporation) issued to any Grantor are certificated, (ii) Equity Interests in any Issuer that are certificated and are required to be pledged hereunder have been delivered to the Administrative Agent and (iii) other certificated securities, Investment Property, Instruments, Documents and Tangible Chattel Paper that constitute Collateral are maintained with the Administrative Agent or with a Controlled Person to the extent required under Section 4.  All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, non-assessable and is not subject to the preemptive rights of any Person.

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(i)           Partnership and Limited Liability Company Interests.  No Equity Interest in any partnership or limited liability company issued by any Issuer (other than Kadix Systems, LLC, a Virginia corporation and wholly owned Subsidiary of the Borrower) to a Grantor and that constitutes Collateral (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(j)           Material Government Contracts; Contracts; Agreements; Licenses.  As of the Closing Date, other than as set forth on Schedule 3(j) hereto, no Grantor is party to (i) any Material Government Contract or (ii) any Material Contracts or Material Licenses that constitute Collateral and that are non-assignable by their terms, or as a matter of law, or which prevent the granting of a security interest therein.

(k)           Consents; Etc.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) filings under the Assignment of Claims Act, (iv) obtaining possession or control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) or 4(b)), (v) such actions as may be required by Laws affecting the offering and sale of securities, (vi) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (vii) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution and delivery of or performance under this Agreement by such Grantor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the taking of possession or the granting of control (to the extent required under Section 4(a) or 4(b)) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or any of the Secured Parties of the rights and remedies provided for in this Agreement.

(l)           Commercial Tort Claims.  As of the Closing Date, no Grantor has any Commercial Tort Claims seeking damages in excess of $250,000 other than as set forth on Schedule 2(d) hereto.

(m)           Intellectual Property.  As of the Closing Date, all Intellectual Property owned by such Grantor in its own name or to which such Grantor is a party is identified on Schedule 3(m) hereto, and except as set forth in Schedule 3(m), (i) none of the Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, (ii) each Copyright, Patent and Trademark of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned (other than such Intellectual Property which such Grantor shall reasonably determine in good faith is of immaterial economic value), (iii) no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity or enforceability of any Copyright, Patent or Trademark of such Grantor or such Grantor’s interest therein, (iv) no action or proceeding is pending (A) seeking to limit, affect, cancel or question the validity or enforceability of any Copyrights, Patent or Trademark of such Grantor or that could be expected to have an adverse effect on the value of any Copyright, Patent or Trademark of such Grantor, (B) alleging that any use of any Copyright, Patent or Trademark by such Grantor infringes upon any copyright, patent, trademark or any right of any third party, or (C) alleging that any Copyright, Patent or Trademark is being licensed, sublicensed or used in violation of any copyright, patent, trademark or any right of any third party, (v) all applications pertaining to the Copyrights, Patents and Trademarks of such Grantor have been duly and properly filed and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, (vi) to the knowledge of the

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Responsible Officers of such Grantor, such Grantor has not made any assignment or agreement in conflict with the security interest in any Copyrights, Patents or Trademarks constituting Collateral granted to the Administrative Agent, for the benefit of the Secured Parties, and (vii) to the knowledge of the Responsible Officers of such Grantor, no third party is infringing upon or otherwise violating any rights in any Copyright, Patent or Trademark owned or used by such Grantor or any of its respective licensees.

(n)           Chattel Paper.  As of the date hereof, no Grantor holds any Chattel Paper in the ordinary course of its business.

4.           Covenants.  Each Grantor covenants that until such time as the Obligations have been paid in full (other than Secured Cash Management Agreements, Secured Hedge Agreements or contingent indemnification or expense reimbursement obligations for which no claim has been made) and the Commitments have expired or been terminated, such Grantor shall:

(a)           Delivery of Certain Collateral.

(i)           Instruments; Tangible Chattel Paper; Documents.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Tangible Chattel Paper having a face value of more than $250,000 or Instrument or if any Collateral shall be stored or shipped subject to a Document, (A) ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, deliver such Instrument, Tangible Chattel Paper or Document to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent and (B) upon the request of the Administrative Agent, ensure that any such Tangible Chattel Paper is marked with a legend reasonably acceptable to the Administrative Agent, indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii)           Pledged Equity.  Deliver all certificates and instruments constituting Pledged Equity to the Administrative Agent promptly upon the receipt thereof by, or on behalf of, a Grantor; provided that so long as no Event of Default shall exist, each Grantor may (x) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not inconsistent with the terms of the Loan Documents and (y) receive and retain any and all dividends, principal or interest paid in respect of the Pledged Equity to the extent such amounts paid are permitted under the Credit Agreement; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash, and instruments and other property received, receivable or otherwise distributed, in respect of or in exchange for any Pledged Equity shall be (1) Pledged Equity, (2) promptly delivered (in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer and assignment in blank, substantially in the form provided in Exhibit 4(a)) by, or on behalf of, a Grantor to the Administrative Agent as Collateral, and (3) if received by such Grantor, deemed received in trust for the benefit of the Administrative Agent and be forthwith delivered to the Administrative Agent within a reasonable period as Pledged Equity in the same form as so received (in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer and assignment in blank, substantially in the form provided in Exhibit 4(a)).

(b)           Control of Certain Collateral.

(i)           Deposit Accounts; Securities Accounts.  Upon the request of the Administrative Agent, and to the extent of such request, instruct (and otherwise use its commercially reasonable

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efforts to cause) (A) each Depositary Bank holding a Deposit Account (other than Excluded Deposit Accounts) owned by such Grantor and (B) each Securities Intermediary holding any Investment Property owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with control of such Deposit Account or Investment Property and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such Depositary Bank or Securities Intermediary executing and delivering any such control agreement, a “Controlled Person”).  In the event any such Depositary Bank or Securities Intermediary refuses to execute and deliver such control agreement, the Administrative Agent, in its sole discretion, may request, and upon such request each applicable Grantor shall cause, the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent or a Controlled Person.  After the date hereof, all Deposit Accounts (other than Excluded Deposit Accounts) and all Investment Property will be maintained with the Administrative Agent or with a Controlled Person.

(ii)           Investment Property; Letter-of-Credit Rights; Electronic Chattel Paper.  Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Investment Property not otherwise addressed in Section 4(a) or (b)(i), (B) Letter-of-Credit Rights or (C) Electronic Chattel Paper.

(c)           Filing of Financing Statements, Notices, Etc.  Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) and do all such other things, in each case, as the Administrative Agent may reasonably deem necessary and may reasonably request (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office substantially in the form of Exhibit 4(c)-1 hereto, (C) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in substantially the form of Exhibit 4(c)-2 hereto, (D) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit 4(c)-3, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder.  Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Grantor’s attorney in fact with full power and for the limited purpose to sign in the name of such Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests in the Collateral granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Obligations have been paid in full (other than Secured Cash Management Agreements, Secured Hedge Agreements or contingent indemnification or expense reimbursement obligations for which no claim has been made) and the Commitments have expired or been terminated.  Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same. After the Closing Date, upon the reasonable request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the

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Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(d)           Required Notifications.  Each Grantor shall (i) promptly notify the Administrative Agent, in writing, of (A) any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (B) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests granted pursuant to the Loan Documents, (C) any Collateral that constitutes a Material Government Contract, (D) the acquisition or ownership by such Grantor of any (1) Commercial Tort Claim seeking damages of more than $250,000, (2) any Deposit Account (other than an Excluded Deposit Account) or (3) any Investment Property, (E) any amount payable under or in connection with any of the Collateral that shall be or become evidenced by any Tangible Chattel Paper having a face value of more than $250,000 or Instrument, (F) any Collateral that is stored or shipped subject to a Document and (G) any Collateral with an aggregate value in excess of $1,000,000 is in the possession or control of any single consignee warehouseman, bailee (other than a common carrier transporting inventory to a purchaser in the ordinary course of business), processor or any other third party, and (ii) from time to time, at the request of the Administrative Agent, give written notice to the Administrative Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes “Excluded Property”) and provide such other information regarding the Excluded Property as the Administrative Agent may reasonably request.

(e)           Collateral Held by Warehouseman, Bailee, Etc.  If any Collateral with an aggregate value in excess of $1,000,000 is at any time in the possession or control of any single consignee warehouseman, bailee (other than a common carrier transporting inventory to a purchaser in the ordinary course of business), processor or any other third party and if the Administrative Agent so reasonably requests, (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions, (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent and (iv) use commercially reasonable efforts to cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral, together with, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the security interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.  Further, each Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory having a fair market value of more than $250,000 and stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise.  All such financing statements filed pursuant to this Section shall be assigned to the Administrative Agent, for the ratable benefit of the Secured Parties.

(f)           Commercial Tort Claims.  Execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably requested by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in such Commercial Tort Claims initiated by or in favor of any Grantor.

(g)           Change in Names; Corporate Structure or Location.  Not (i) change its jurisdiction of organization or formation, as applicable, or the location of its chief executive office from that identified on

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Schedule 3(c) or (ii) change its legal name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading within the meaning of the UCC; provided that a Grantor may make any change described in clause (i) or (ii) so long as at least thirty (30) days (or such later time as may be determined by the Administrative Agent in its sole discretion) prior to taking such action, such Grantor notifies the Administrative Agent in writing and delivers to the Administrative Agent (x) all additional financing statements and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests and (y) if applicable, a written supplement to the Schedules of this Agreement (upon delivery of which, the Schedules of this Agreement will be deemed amended thereby).

(h)           Books and Records.  Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records, except in the case of a First-Tier Foreign Subsidiary to the extent any such recordation would subject the Grantor or Issuer to any undue burden or expense, after notice to and agreement by the Administrative Agent) to reflect the security interest granted pursuant to this Agreement.

(i)           Issuance or Acquisition of Equity Interests.  Not issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(j)           Intellectual Property.  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, report such filing to the Administrative Agent on the date upon which the financial statements of the Borrower and its Subsidiaries for the fiscal quarter in which such filing occurs are required to be provided pursuant to Sections 6.01(a) and (b) of the Credit Agreement.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers (including confirmatory searches and curative chain of title filings) as the Administrative Agent may reasonably request to evidence the security interest of the Secured Parties in any material Intellectual Property.

(k)           Maintenance of Insurance.  Each Grantor shall maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by applicable Law (including, without limitation, hazard and business interruption insurance).  All such insurance shall, (i) provide that no cancellation or material modification thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, (ii) in the case of each liability policy, name the Administrative Agent as an additional insured party thereunder and (iii) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee.  On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

(l)           Government Contracts.    (i) All proceeds, cash, money, checks or any other similar items of payment relating to each Government Contract that are paid to or received by or on behalf of any

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Grantor shall be promptly deposited in a Deposit Account (other than an Excluded Deposit Account) maintained with a Controlled Person, and (ii) after the Closing Date, with respect to each Material Government Contract, upon the request of the Administrative Agent and at the sole expense of the Grantors, promptly comply with all applicable provisions of the Assignment of Claims Act and deliver duly executed Assignment Documents and update, to the extent required by applicable Law, any such Assignment Document previously delivered under this Agreement.

5.           Authorization to File Financing Statements.  Each Grantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

6.           Remedies.

(a)           General Remedies.  Upon the occurrence and during the continuance of an Event of Default, and to the extent not prohibited by applicable Law, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale.  Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Administrative Agent shall not be obligated to make any sale or other disposition of the

CHL:45826.4

Collateral regardless of notice having been given.  To the extent not prohibited by applicable Law, any Secured Party may be a purchaser at any such sale.  To the extent not prohibited by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)           Advances.  Upon the occurrence and during the continuance of an Event of Default, and to the extent not prohibited by applicable Law, the Administrative Agent may, at its sole option and in its sole discretion, take such actions as it reasonably deems necessary for the protection of the security interest in the Collateral granted hereby, or which may be compelled to make by operation of Law, and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent reasonably may make therefor.  All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Default Rate.  No performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent the Administrative Agent has knowledge that such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(c)           Pledged Equity and Investment Property.

(i)           Each Grantor hereby authorizes and instructs, without any other or further instructions from such Grantor, each Issuer of any Pledged Equity, Investment Property or General Intangibles consisting of Equity Interests issued by an Issuer to such Grantor to comply with all written instructions received by it from the Administrative Agent stating that an Event of Default has occurred and is continuing to the extent such instructions are otherwise in accordance with the terms of this Agreement and agrees that such Issuer shall be fully protected in so complying during the period from such Issuer’s receipt of such notice to such Issuer’s subsequent receipt of notice that such Event of Default is no longer continuing.

(ii)           Upon the occurrence and during the continuance of an Event of Default:

(A)           All rights of a Grantor to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise pursuant to Section 4(a)(ii)(x) shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

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(B)           All rights of a Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4(a)(ii)(y) shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments.

(C)           All dividends, principal and interest payments which are received by a Grantor contrary to the provisions of Section 4(a)(ii)(y) shall be (1) received in trust for the benefit of the Administrative Agent, (2) segregated from other property or funds of such Grantor and (3) forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

(D)           The Administrative Agent shall have the right (but not the obligation) to be substituted for a Grantor as a shareholder, member, manager or partner, as applicable, under the applicable limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement with respect to such Grantor, and the Administrative Agent shall have all rights, powers and benefits of such Grantor as a shareholder, member, manager or partner, as applicable under such applicable agreement with respect to such Grantor.  For avoidance of doubt, such rights, powers and benefits of a substituted holder shall include all voting and other rights and not merely the rights of an economic interest holder.

(d)           Restricted Securities Collateral.

(i)           Each Grantor acknowledges and agrees that any offer to sell any Pledged Equity, Investment Property or General Intangible that has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such securities.

(ii)           Notwithstanding the foregoing, each Grantor acknowledges and agrees that the Administrative Agent may be unable to effect a public sale of any or all certain of the Collateral unless and until such Collateral has been registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), by reason of certain prohibitions contained in the Securities Act and applicable state securities Laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  To the extent not prohibited by applicable Law, the Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(iii)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other applicable Laws.

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(e)           Remedies relating to Accounts.  Upon the occurrence and during the continuance of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Grantor will promptly upon request of the Administrative Agent instruct all Account Debtors to remit all payments in respect of Accounts to a location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and Account Debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and Account Debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s reasonable discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Accounts.  Each Grantor acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default, the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  Neither the Administrative Agent nor any Secured Party shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(f)           Access.  In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, and to the extent not prohibited by applicable Law, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(g)           Government Contracts.  Upon the occurrence and during the continuance of an Event of Default, (i) each Grantor shall (A) with respect to each Material Government Contract, immediately execute and deliver to the Administrative Agent all Assignment Documents (to the extent not previously delivered to the Administrative Agent), (B) to the extent required by applicable Law, update each Assignment Document previously delivered hereunder and (C) take such further actions as the Administrative Agent may reasonably request with respect to each Material Government Contract for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (ii) the Administrative Agent may, and at the request of the Required Lenders shall, file  any Assignment Documents delivered pursuant to this Agreement with the applicable Governmental Authority with respect to any of the Material Government Contracts of the Grantors and (iii) after any such filing described in clause (ii) above, the Grantors shall take all action legally necessary to maintain such filings and to make filings with respect to any additional Government Contracts.

(h)           Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or any Secured Party to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or any Secured Party in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein.  To the extent

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permitted by Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.  The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.

(i)           Retention of Collateral.  In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(j)           Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel as provided in the Loan Documents.  Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(k)           Application of Proceeds.  Upon the acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in Money, will be applied in the manner and in the order set forth in Section 8.03 of the Credit Agreement.

7.           The Administrative Agent.

(a)           Power of Attorney.  In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)           to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)           to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)           to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)           to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

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(v)           to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)           to adjust and settle claims under any insurance policy relating thereto;

(vii)           to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)           to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate;

(ix)           to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)           to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi)           to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 6;

(xii)           to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)           to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv)           to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)           do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Obligations have been paid in full (other than Secured Cash Management Agreements, Secured Hedge Agreements or contingent indemnification or expense reimbursement obligations for which no claim has been made) and the Commitments have expired or been terminated.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of

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attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral on behalf of the Secured Parties.

(b)           Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)           The Administrative Agent’s Duty of Care.  The sole duty of Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment with respect thereto.  In the event of a public or private sale of Collateral pursuant to Section 6, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

8.           Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent nor any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.

9.           Releases of Collateral.

(a)           If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted under the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly release the Liens created hereby or by any other Collateral Document on such Collateral in accordance with Section 9.10 of the Credit Agreement.

(b)           The Administrative Agent may release any of the Pledged Equity from this Agreement in accordance with Section 9.10 of the Credit Agreement or may substitute any of the Pledged Equity for

CHL:45826.4

other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

10.           Continuing Agreement.

(a)           This Agreement shall remain in full force and effect until such time as the Obligations have been paid in full (other than Secured Cash Management Agreements, Secured Hedge Agreements or contingent indemnification or expense reimbursement obligations for which no claim has been made) and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver, or authorize the Grantors to prepare and file, all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.

(b)           This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

11.           Amendments; Waivers; Consents.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 10.01 of the Credit Agreement; provided that any update or revision to any schedules hereto delivered by any Grantor shall not constitute an amendment for purposes of this Section or Section 10.01 of the Credit Agreement.

12.           Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 10.02 of the Credit Agreement; provided that notices and communications to any Grantor other than the Borrower shall be directed to such Grantor, at the address of the Borrower set forth in Section 10.02 of the Credit Agreement.

13.           Expenses, Indemnification, Waiver of Consequential Damages, etc.

(a)           The Grantors, jointly and severally, shall pay all out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.

(b)           The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes, to the extent the Borrower would be required to do so pursuant to Section 3.01 of the Credit Agreement.

(c)           The Grantors, jointly and severally, shall indemnify each Indemnitee, all to the extent, and only to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.

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(d)           Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by applicable Law, each Grantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           No Indemnitee referred to in this Section 13 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, or the other Loan Documents or the transactions contemplated hereby or thereby.

(f)           All amounts due under this Section 13 shall be payable promptly after demand therefor.

14.           Survival of Indemnities.  Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 13 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

15.           Counterparts; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

16.           Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

17.           Rights of Set Off.   If an Event of Default shall have occurred and be continuing, without limiting the general applicability of the terms of the other Loan Documents to this Collateral Agreement and the parties hereto, the terms of Section 10.08 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

18.           Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Collateral Agreement and the parties hereto, the terms of Section 10.14 and Section 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” (whether express or by reference to the Borrower as a “party” thereto)  therein being a reference to the Grantors, and the parties hereto agree to such terms.

19.           Severability.  If any provision of any of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20.           Entirety.  This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

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21.           Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

22.           Successors in Interest.  This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns.

23.           Rights of Required Lenders.  All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

24.           Injunctive Relief.

(a)           Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties.  Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b)           The Administrative Agent, the other Secured Parties and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

[Signature Pages Follow]

CHL:45826.4

Each of the parties hereto has caused a counterpart of this Collateral Agreement to be duly executed and delivered as of the date first above written.

DYNAMICS RESEARCH CORPORATION,
as a Grantor

By:	/s/ David Keleher
Name:	David Keleher
Title:	Senior Vice President and Chief Financial Officer

DRC INTERNATIONAL CORPORATION,
as a Grantor                            and an Issuer

By:	/s/ David Keleher
Name:	David Keleher
Title:	Vice President, Finance and Chief Financial Officer

H.J. FORD ASSOCIATES, INC.,
as a Grantor                            and an Issuer

By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer and Chief Financial Officer

KADIX SYSTEMS, LLC,
as a Grantor                            and an Issuer

By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer and Chief Financial Officer

HIGH PERFORMANCE TECHNOLOGIES, INC.,
as a Grantor                            and an Issuer

By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer and Chief Financial Officer

Collateral Agreement
Dynamics Research Corporation
Signature Pages

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kristine Thennes
Name:	Kristine Thennes
Title:	Vice President

Collateral Agreement
Dynamics Research Corporation
Signature Pages

SCHEDULE 2(d)

COMMERCIAL TORT CLAIMS

[To be completed by the Borrower and its counsel.]

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SCHEDULE 3(c)

PLACES OF BUSINESS; ACQUISITIONS; MERGERS; TRADENAMES

[To be completed by the Borrower and its counsel.]

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SCHEDULE 3(f)

DEPOSIT ACCOUNTS; SECURITIES ACCOUNTS

[To be completed by the Borrower and its counsel.]

Grantor	Financial Institution	Account Number	Address of Financial Institution	Account Purpose

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SCHEDULE 3(g)

EQUIPMENT; INVENTORY

[To be completed by the Borrower and its counsel.]

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SCHEDULE 3(h)

INSTRUMENTS; DOCUMENTS; TANGIBLE CHATTEL PAPER; INVESTMENT PROPERTY

[To be completed by the Borrower and its counsel.]

I.           Instruments:

II.           Documents:

III.           Tangible Chattel Paper:

IV.           Investment Property:

GRANTOR: DYNAMICS RESEARCH CORPORATION
Issuer of Pledged Equity	Certificate Number	Number of Shares Pledged	Number of Shares Outstanding	Percentage Ownership Pledged
DRC International Corporation	[__]	[__]	[__]	100%
H.J. Ford Associates, Inc.	[__]	[__]	[__]	100%
Kadix Systems, LLC	[__]	[__]	[__]	100%
High Performance Technologies, Inc.	[__]	[__]	[__]	100%

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SCHEDULE 3(j)

MATERIAL GOVERNMENT CONTRACTS; CONTRACTS; AGREEMENTS; LICENSES

[To be completed by the Borrower and its counsel.]

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SCHEDULE 3(m)

INTELLECTUAL PROPERTY

[To be completed by the Borrower and its counsel.]

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EXHIBIT 4(a)

[FORM OF]
IRREVOCABLE STOCK POWER1

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

___________________________________________________

the following Equity Interests of _____________________, a ____________ [corporation][limited liability company]:

Number of Shares	Certificate Number

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.  The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

[INSERT NAME OF GRANTOR PLEDGING CERTIFICATE]

By:
Name:
Title:

1 Identify transferee, number of shares and certificate number.  Appointment of agent to remain blank.

CHL:45826.4

EXHIBIT 4(c)-1

[FORM OF]
NOTICE OF GRANT OF SECURITY INTEREST
IN
PATENTS

[_____________], 20[__]

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Collateral Agreement dated as of  June 30, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Agreement”) among the undersigned Grantor, the other grantors party thereto and the undersigned Administrative Agent (including any successors and assigns) for the Secured Parties referenced in the Agreement, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the Patents, including the United States Patents identified on Schedule 1 hereto (the “Patent Collateral”) to the Administrative Agent, for the ratable benefit of the Secured Parties.  Terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

The Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the grant of a security interest in the Patent Collateral (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any patent or patent application.

This Notice of Grant of Security Interest in Patents has been entered into in conjunction with the provisions of the Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

[Signature Pages Follow]

CHL:45826.4

IN WITNESS WHEREOF, the undersigned have executed this Notice of Grant of Security Interest in Patents as of the date first written above.

ADDRESS OF GRANTOR: ________________ ________________ ________________ JURISDICTION OF FORMATION OF GRANTOR: ________________	Very truly yours, [INSERT NAME OF GRANTOR], as Grantor By: Name: Title:

ACKNOWLEDGMENT

STATE OF __________________

COUNTY OF ________________

I, _____________________________, a Notary Public for said County and State, do hereby certify that ____________________ personally appeared before me this day and stated that (s)he is _________________ of _________________ and acknowledged, on behalf of ______________________ the due execution of the foregoing instrument.

Witness my hand and official seal, this _____ day of _________________, 20__.

[Signature Pages Continue]

CHL:45826.4

ADDRESS OF ADMINISTRATIVE AGENT: Bank of America, N.A., as Administrative Agent 135 South LaSalle Street Mail Code: IL1-135-0541 Chicago, Illinois 60604	Acknowledged and accepted: BANK OF AMERICA, N.A., as Administrative Agent By: Name: Title:

CHL:45826.4

SCHEDULE 1

PATENTS
Patent No.	Description of Patent Item	Date of Patent

PATENT APPLICATIONS
Patent Applications No.	Description of Patent Applied for	Date of Patent Applications

CHL:45826.4

EXHIBIT 4(c)-2

[FORM OF]
NOTICE OF GRANT OF SECURITY INTEREST
IN
TRADEMARKS

[_____________], 20[__]

United States Trademark and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Collateral Agreement dated as of  June 30, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Agreement”) among the undersigned Grantor, the other grantors party thereto and the undersigned Administrative Agent (including any successors and assigns) for the Secured Parties referenced in the Agreement, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the Trademarks, including the United States Trademarks identified on Schedule 1 hereto (the “Trademark Collateral”) to the Administrative Agent, for the ratable benefit of the Secured Parties.  Terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

The Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the grant of a security interest in the Trademark Collateral (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any Trademark or Trademark application.

This Notice of Grant of Security Interest in Trademarks has been entered into in conjunction with the provisions of the Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

[Signature Pages Follow]

CHL:45826.4

IN WITNESS WHEREOF, the undersigned have executed this Notice of Grant of Security Interest in Trademarks as of the date first written above.

ADDRESS OF GRANTOR: ________________ ________________ ________________ JURISDICTION OF FORMATION OF GRANTOR: ________________	Very truly yours, [INSERT NAME OF GRANTOR], as Grantor By: Name: Title:

ACKNOWLEDGMENT

STATE OF __________________

COUNTY OF ________________

I, _____________________________, a Notary Public for said County and State, do hereby certify that ____________________ personally appeared before me this day and stated that (s)he is _________________ of _________________ and acknowledged, on behalf of ______________________ the due execution of the foregoing instrument.

Witness my hand and official seal, this _____ day of _________________, 20__.

[Signature Pages Continue]

CHL:45826.4

ADDRESS OF ADMINISTRATIVE AGENT: Bank of America, N.A., as Administrative Agent 135 South LaSalle Street Mail Code: IL1-135-0541 Chicago, Illinois 60604	Acknowledged and accepted: BANK OF AMERICA, N.A., as Administrative Agent By: Name: Title:

CHL:45826.4

SCHEDULE 1

TRADEMARKS
Trademark No.	Description of Trademark Item	Date of Trademark

TRADEMARK APPLICATIONS
Trademark Applications No.	Description of Trademark Applied for	Date of Trademark Applications

CHL:45826.4

EXHIBIT 4(c)-3

[FORM OF]
NOTICE OF GRANT OF SECURITY INTEREST
IN
COPYRIGHTS

[_____________], 20[__]

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Collateral Agreement dated as of  June 30, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Agreement”) among the undersigned Grantor, the other grantors party thereto and the undersigned Administrative Agent (including any successors and assigns) for the Secured Parties referenced in the Agreement, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the Copyrights, including the United States Copyrights identified on Schedule 1 hereto (the “Copyright Collateral”) to the Administrative Agent, for the ratable benefit of the Secured Parties.  Terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

The Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the grant of a security interest in the Copyright Collateral (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any Copyright or Copyright application.

This Notice of Grant of Security Interest in Copyrights has been entered into in conjunction with the provisions of the Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

[Signature Pages Follow]

CHL:45826.4

IN WITNESS WHEREOF, the undersigned have executed this Notice of Grant of Security Interest in Copyrights as of the date first written above.

ADDRESS OF GRANTOR: ________________ ________________ ________________ JURISDICTION OF FORMATION OF GRANTOR: ________________	Very truly yours, [INSERT NAME OF GRANTOR], as Grantor By: Name: Title:

ACKNOWLEDGMENT

STATE OF __________________

COUNTY OF ________________

I, _____________________________, a Notary Public for said County and State, do hereby certify that ____________________ personally appeared before me this day and stated that (s)he is _________________ of _________________ and acknowledged, on behalf of ______________________ the due execution of the foregoing instrument.

Witness my hand and official seal, this _____ day of _________________, 20__.

[Signature Pages Continue]

CHL:45826.4

ADDRESS OF ADMINISTRATIVE AGENT: Bank of America, N.A., as Administrative Agent 135 South LaSalle Street Mail Code: IL1-135-0541 Chicago, Illinois 60604	Acknowledged and accepted: BANK OF AMERICA, N.A., as Administrative Agent By: Name: Title:

CHL:45826.4

SCHEDULE 1

COPYRIGHTS
Copyright No.	Description of Copyright Item	Date of Copyright

COPYRIGHT APPLICATIONS
Copyright Applications No.	Description of Copyright Applied for	Date of Copyright Applications

CHL:45826.4